Exhibit 99.1
Salton, Inc. Comments on Pending Merger with APN Holding Company, Inc.
LAKE FOREST, Ill.—July 24, 2007—Salton, Inc. (NYSE:SFP) today made the following comment with respect to its pending merger with APN Holding Company, Inc.: The definitive merger agreement with APN Holdco, which was entered into on February 7, 2007 and remains in effect, provides that either Salton or APN Holdco may terminate such agreement if the merger is not consummated prior to July 31, 2007. The consummation of the pending merger remains subject to various conditions, including the approval by the Company’s stockholders and the financing of the merger. Although Salton continues to engage in discussions with APN Holdco, Salton and APN Holdco have been unable to agree on a mutual extension of the outside date for completing the merger. As a result, there can be no assurance that the merger will occur upon its current terms or at all.
About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton®, George Foreman®, Westinghouse ™, Toastmaster®, Melitta®, Russell Hobbs®, Farberware®, Ingraham® and Stiffel®. It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.
The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
Merger-Related Risk Factors:
•	the provision in the merger agreement that either party may terminate the merger agreement if the merger is not consummated prior to July 31, 2007;

•	the failure of APN Holdco to obtain the financing contemplated by financing commitments received or alternative financing may result in the termination of the merger agreement;

•	the failure to obtain approval of the merger from Salton stockholders;

•	the failure to obtain required third party consents to the merger;

•	the ability of the two businesses to be integrated successfully;

•	the ability of the combined company to fully realize the cost savings and synergies from the proposed transaction within the proposed time frame;

•	disruption from the merger may make it more difficult to maintain relationships with customers, employees or suppliers;

•	completion of the merger may result in dilution of future earnings per share to the stockholders of Salton;

•	the combined Company’s common stock may not be listed on the New York Stock Exchange upon completion of the merger;

•	the combined company’s net operating loss carryforwards may be limited as a result of the merger; and

•	costs associated with the merger are difficult to estimate, may be higher than expected and may harm the financial results of the combined company.
Operational and Other Risk Factors:
•	our ability to repay or refinance our indebtedness as it matures and satisfy the redemption obligations under our preferred stock;

•	our ability to find other strategic alternatives, in the event the merger does not close as anticipated;

•	our ability to continue to realize the benefits we expect from our U.S. restructuring;

•	our substantial indebtedness and our ability to comply with restrictive covenants in our debt instruments;

•	our ability to access the capital markets on attractive terms or at all;

•	our relationship and contractual arrangements with key customers, suppliers, strategic partners and licensors;

•	unfavorable outcomes from pending legal proceedings;

•	cancellation or reduction of orders;

•	the timely development, introduction and delivery to and acceptance by customers of our products;

•	dependence on foreign suppliers and supply and marketing constraints;

•	competitive products and pricing;

•	economic conditions and the retail environment;

•	international business activities;

•	the cost and availability of raw materials and purchased components for our products;

•	our ability to continue the listing of our common stock on the New York Stock Exchange. If we are delisted by the New York Stock Exchange, the price and liquidity of our common stock will be negatively affected;

•	the risks related to intellectual property rights; and

•	the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission Filings.
Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because it will contain important information about Salton, Applica Incorporated and the proposed transaction.
Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website at www.saltoninc.com.
Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement. In addition, information about Salton’s directors, executive officers and members of management is contained in Salton’s most recent proxy statement, which is available on Salton’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.